Exhibit 5.1
January 11, 2011
Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, NJ 08512
          Re:     Resale Registration
Ladies and Gentlemen:
          We have acted as counsel to Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration for resale of up to 6,866,244 shares of the Company’s common stock, par value $0.01 per share, issued to the selling stockholder identified in the Registration Statement (the “Shares”).
          In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Certificate of Incorporation and the Restated By-laws of the Company, resolutions of the Company’s Board of Directors and such other documents and corporate records relating to the Company as we have deemed appropriate. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.
          Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.
          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          We hereby consent to the reference to our firm under the section “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.
Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP